UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2004

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Item 5.  Other Events and Required FD Disclosure.

          On May 27, 2004, Avigen, Inc. issued a press release announcing that it will strategically refocus its research and drug development efforts.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

Exhibit 99.1.      Press Release Dated May 27, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: May 28, 2004	By:	/s/ THOMAS J. PAULSON

Thomas J. Paulson Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

99.1          Press release of Avigen, Inc. issued May 27, 2004.

Exhibit 99.1

Avigen to Realign Product Development Strategy
Thursday May 27, 4:30 pm ET

ALAMEDA, Calif., May 27 /PRNewswire-FirstCall/ -- Avigen (Nasdaq: AVGN - News) today announced that it will strategically refocus its research and drug development efforts. “The Company has made a strategic decision to discontinue its current Phase I trial for Coagulin-B and shift those resources into product candidates that more closely align with the Company’s new mission, in which it will expand and pursue its R & D efforts on serious and life threatening neurological disorders, including Parkinson’s disease and chronic neuropathic pain,” said Kenneth Chahine, Avigen’s President and Chief Executive Officer.

Dr. Chahine added, “While we are focusing on neurological disorders, we have every intention of preserving the large investment we have made in AAV gene therapy for hemophilia. We are currently exploring with our partners at Bayer HealthCare avenues to leverage the value we have created over the years in know-how, manufacturing, intellectual property and clinical expertise with the hope that our efforts will be a stepping stone to future hemophilia trials.”

“However, we believe that focusing on serious neurological conditions, affecting millions of people worldwide, will make the best use of our current financial and scientific resources,” Dr. Chahine said, adding, “Serious neurological disorders present unique opportunities for DNA-based drugs and our management team has both pre-clinical expertise as well as start-to-finish neurological drug development experience.”

Avigen currently has two promising neurological product candidates. The first is AV201 for the treatment of Parkinson’s disease. After extensive preclinical research, Avigen filed an Investigational New Drug (“IND”) application seeking clearance to begin clinical testing of AV201. Avigen has responded to The Food and Drug Administration’s (“FDA”) request for further information and will be working with the FDA to facilitate an expeditious review and initiation of the Phase I trial. Following receipt of FDA clearance, the drug will initially be administered to individuals in the late stages of Parkinson’s disease who have exhausted most of their therapeutic options. The second program is AV333 for the treatment of severe chronic pain, a very poorly managed condition resulting from a variety of disease states. AV333 represents an innovative approach to the treatment of unremitting pain, with demonstrated success in reversing neuropathic pain in established preclinical models.

Additionally, Avigen is actively seeking to broaden its portfolio of drug development candidates through an in-licensing program. This effort has identified several validated small molecule opportunities that are currently being investigated, some of which are currently in human clinical trials.

“Our research, preclinical and clinical work in AAV and hemophilia represents a major milestone in the evolution of gene therapy and progress toward better therapeutic alternatives for the hemophilia community,” stated Glenn Pierce, Ph.D., M.D., Avigen’s Vice President of Research and Clinical Development, and past President of the National Hemophilia Foundation. “Due to certain scientific, regulatory and clinical hurdles we believe are specific to hemophilia, discontinuing the Coagulin-B trial makes the best strategic sense at this point. Nevertheless, Avigen and Bayer have made significant progress in establishing proof of principle that hemophilia gene therapy could work in the clinic. The scientific understanding we developed is a direct result of the enthusiastic commitment of the voluntary clinical trial participants and the efforts of our dedicated principal investigators,” Dr. Pierce concluded.

Bayer HealthCare, a worldwide leader in hemophilia therapeutics, partnered with Avigen to develop Coagulin-B. In addition to license fees and milestone payments that began in 2000, Bayer was to assume more responsibility for expanded clinical studies. “While we are disappointed the current clinical approach for Coagulin-B cannot continue, we appreciate the scientific and regulatory challenges that were specific to this program, and the efforts of Avigen to solve them,” said Mike Mathews, Bayer Biological Products’ Vice President of Coagulation Global Strategic Marketing. “Bayer’s focus on research and development in hemophilia remains steadfast. Our goal is to bring new products and technologies to our patients to continually improve care and allow them to live the lives they choose. Because of the potential offered by gene therapy as a possible cure, we will keep our options open to continue supporting the Coagulin-B development program and are hopeful that Avigen will be able to resolve the scientific issues currently facing the program.”

About Avigen

Avigen, Inc., based in the San Francisco Bay Area, is committed to developing innovative therapeutics to treat serious neurological conditions. Avigen’s proposed gene delivery products are designed for direct administration to patients in order to achieve expression of therapeutic proteins within the body. Patients or physicians who would like more information should contact the Clinical Development Department at clinicaltrials@avigen.com or call at 1-877-4-AVIGEN (428-4436). Additional information on Avigen’s proprietary gene delivery products can be found at www.avigen.com

Investors Please Note: The statements in this news release regarding Avigen’s expectations for the development of AV201 and AV333, the potential for in-licensing small molecule drug development candidates, and its expectations for the future of hemophilia trials or the possible support of those trials by Bayer HealthCare, are forward-looking statements. Actual results may differ materially from current expectations due to a variety of factors, including: results in preclinical trials with animals are not necessarily indicative of results that will be obtained in humans; the potential for immune system complications; uncertainty in obtaining or maintaining approvals and authorizations required by regulatory or institutional authorities due to a number of possible reasons, including unanticipated responses to the treatment; the uncertainty of being able to in-license small molecule drug development candidates on terms advantageous to Avigen; and the risk that Bayer will not continue to support ongoing efforts in hemophilia. In addition, there are many other risks and uncertainties inherent in the development of gene therapy products. Other risks relating to Avigen are detailed in Avigen’s Quarterly Report on Form 10-Q for the period ended March 30, 2004, under the caption “Risk Factors” in Item 2 of Part 1 of that report, which was filed with the SEC on May 10, 2004.

Source: Avigen, Inc.